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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 18, 2005, Chordiant Software, Inc. (the "Company" or "Chordiant") disclosed that the Nasdaq Listing Qualifications Department notified the Company on February 15, 2005 that the Company was not in compliance with the requirements of Nasdaq Marketplace Rule 4310(c)(14) for failing to file certain required reports with the Securities and Exchange Commission ("SEC") on a timely basis, that an "E" would be affixed to the Company's trading symbol and that delisting proceedings would begin. In its Transition Report on Form 10-K/T filed with the SEC, the Company disclosed that the Company attended a hearing on March 17, 2005 before a Nasdaq Listing Qualifications Panel (the "Panel") and requested a conditional listing of the Company's securities on the Nasdaq National Market ("Nasdaq") until April 22, 2005 to provide the Company an opportunity to file its periodic reports with the SEC and become complaint with the Nasdaq listing requirements.

On April 19, 2005, Nasdaq notified the Company that the Panel determined to grant the Company's request to continue the Nasdaq listing. As a result, the Company must file its Form 10-Q for the quarter ended December 31, 2004 with the SEC on or before April 30, 2005 and demonstrate its compliance with all requirements to continue being listed on the Nasdaq National Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chordiant Software, Inc.

Date: April 22, 2005	By: /s/ George de Urioste George de Urioste Chief Operating Officer and Chief Financial Officer